                                                                                                                                                                                 EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

First BanCorp.:

We consent to the incorporation by reference in the registration statements (No. 333-209516) on Form S-3 and (No. 333-212157, No. 333-181178, No. 333-155764, No. 106661, and No. 333-106656) on Forms S-8 of First BanCorp. and subsidiaries of our report dated March 15, 2018, with respect to the consolidated statement of financial condition of First BanCorp. and subsidiaries as of December 31, 2017, the related consolidated statements of income, comprehensive income, cash flows, and changes in stockholders’ equity for each of the years in the two-year period ended December 31, 2017, and the related notes, which report appears in the December 31, 2018 annual report on Form 10-K of First BanCorp. and subsidiaries.

/s/ KPMG LLP

San Juan, Puerto Rico

March 1, 2019